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                                                    [LOGO OF ARAMARK]

NEWS
RELEASE                                                               Contact:
                                                          Christopher Hardwick
                                                               215-238-7104 or
                                                               215-238-7107
                                                    chardwick@gailforceinc.com



For Immediate Release
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                      ARAMARK FILES REGISTRATION STATEMENT
                       FOR PUBLIC OFFERING OF COMMON STOCK

(Philadelphia -- July 17, 2001) ARAMARK today announced that it has filed a registration statement with the Securities and Exchange Commission (SEC) for an initial public offering of shares of new ARAMARK class B common stock. The company will seek to list the class B common stock on the New York Stock Exchange (NYSE).

The offering is intended to put in place a capital structure that will give ARAMARK greater financial flexibility to respond to changes in worldwide market conditions with a publicly-traded equity security that can be used, when appropriate, for strategic initiatives. At the same time, the company intends to preserve the best aspects of its employee-owned and owner-managed culture while providing some liquidity to current stockholders.

To put in place this new capital structure, ARAMARK is also filing with the SEC a proxy statement/prospectus related to a proposal to current shareholders to create a new class A common stock as well as the class B common stock. ARAMARK intends to use a portion of the proceeds of the public offering to fund a cash tender offer for some of the new class A common stock which will be held by current shareholders. The cash tender offer will begin as soon as practicable after the proposed offering of class B common stock. The remainder of the proceeds will be used for general corporate purposes, including strategic initiatives. Until the proceeds are used for these purposes, they will be used to reduce debt.

Goldman, Sachs & Co. and J.P. Morgan Securities Inc. are serving as joint book-running managers for the offering. ARAMARK has granted to the underwriters an option to purchase additional shares to cover over-allotments.

ARAMARK is a world leader in providing managed services -- including food and support services, uniform and career apparel, and childcare and early education programs. The company is headquartered in Philadelphia.


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A Registration Statement on Form S-1 relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. The press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

ARAMARK and certain other persons named below may be deemed to be participants in the solicitation of proxies. The participants in this solicitation may include the directors and executive officers of ARAMARK. A list of the names of ARAMARK's directors and executive officers is contained in ARAMARK's joint proxy statement/prospectus contained in a Registration Statement on Form S-4 which may be obtained without charge at the SEC's Internet site (http://www.sec.gov). As
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of the date of this communication, none of the foregoing participants, other than Joseph Neubauer and certain affiliated entities, individually beneficially owns in excess of 5% of ARAMARK's common stock. Except as disclosed above and in ARAMARK's joint proxy statement/prospectus contained in the Registration Statement on Form S-4 and other documents filed with the SEC including the
Schedule 13D relating to the ARAMARK common stock filed by Joseph Neubauer, to the knowledge of ARAMARK, none of the directors or executive officers of ARAMARK has any material interest, direct or indirect, by security holdings or otherwise, in the proposed merger.

More detailed information pertaining to ARAMARK's proposals will be set forth in appropriate filings that have been and will be made with the SEC including the joint proxy statement/prospectus contained in the Registration Statement on Form S-4 relating to the proposed merger and the Schedule TO relating to the proposed tender offer. We urge shareholders to read such documents that are or may be filed with the SEC when they are available because they will contain important information. Shareholders will be able to obtain a free copy of any filings containing information about ARAMARK, without charge, at the SEC's Internet site (http://www.sec.gov). Copies of any filings containing information about ARAMARK
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can also be obtained, without charge, by directing a request to ARAMARK, ARAMARK
Tower, 1101 Market Street, Philadelphia, Pennsylvania 19107, Attention: Office of the Corporate Secretary.

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